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                                                                    EXHIBIT 3.5


[SECRETARY OF STATE OF NEVADA STAMP]


             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)


                                E-NET CORPORATION

        We the undersigned Michael P. Roth (President) and Karen Conway (Secretary) of E-NET CORPORATION (Name of Corporation) Do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 6th day of April, 1999, adopted a resolution to amend the original articles as follows:

        Article II is hereby amended to read as follows:

        A. The name of this corporation is "E-NET FINANCIAL CORPORATION"

        The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 4,500,000 that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                /s/  MIKE ROTH
                                            ------------------------------
                                            President or Vice President

                                                 /s/ KAREN M. CONWAY
                                            ------------------------------
                                            Secretary or Asst. Secretary

State of California )
                    )  ss.
County of Orange    )

        On this 12th day of April, 1999, before me the undersigned Notary Public, personally appeared Karen M. Conway.

        [X]    Personally known to me
               Or
        [ ]    Proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within Instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

        WITNESS my hand and official seal.

          Signature   Angela M. Bernard                   (Seal)